UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017 (August 3, 2017)

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1790 Hughes Landing Blvd

Suite 500

The Woodlands, TX 77380

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

On August 3, 2017, the board of Summit Midstream GP, LLC (the “general partner”), which manages and operates Summit Midstream Partners, LP (“SMLP” or the “Partnership”), approved amendments to the respective employment agreements of Steve Newby, President and Chief Executive Officer of the general partner and Leonard Mallett, Executive Vice President and Chief Operations Officer of the general partner. The amendments extend the terms of both employment agreements to March 1, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number		Description
10.1	†	Amendment No. 1 to Second Amended and Restated Employment Agreement by and between Summit Midstream Partners, LLC and Steve Newby, effective August 4, 2017
10.2	†	Amendment No. 1 to Employment Agreement by and between Summit Midstream Partners, LLC and Leonard Mallett, effective August 4, 2017

† Management contract or compensatory plan or arrangement that is being filed as an exhibit pursuant to Item 9.01(d) of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: August 8, 2017	/s/ Matthew S. Harrison
Matthew S. Harrison, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 1 to Second Amended and Restated Employment Agreement by and between Summit Midstream Partners, LLC and Steve Newby, effective August 4, 2017
10.2	Amendment No. 1 to Employment Agreement by and between Summit Midstream Partners, LLC and Leonard Mallett, effective August 4, 2017

3